As filed with the U.S. Securities and Exchange Commission on April 19, 2006
                                                     Registration No. 333-130705

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               INFOCROSSING, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                   13-3252333
                     (I.R.S. Employer Identification Number)

                            2 Christie Heights Street
                                Leonia, NJ 07605
                                 (201) 840-4700
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                            Nicholas J. Letizia, Esq.
                    Senior Vice President and General Counsel
                               Infocrossing, Inc.
                            2 Christie Heights Street
                                Leonia, NJ 07605
                                 (201) 840-4700
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:

                              Barbara Becker, Esq.
                           Gibson, Dunn & Crutcher LLP
                                 200 Park Avenue
                               New York, NY 10166
                                 (212) 351-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
[  ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

This Amendment No. 3 is being filed solely for the purpose of filing Exhibit
5.1. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect the filing of Exhibit 5.1 in Item 16 and the Exhibit Index).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the fees and expenses payable by us in connection with the offering of the securities registered hereunder other than discounts and commissions. We will pay all of the costs identified below. Except for the SEC registration fee, all amounts are estimates.


Securities and Exchange Commission registration fee                 $297.67
Legal fees and expenses                                           35,000.00
Accounting fees and expenses                                      23,000.00
Miscellaneous                                                        102.33
                                                                -------------
             Total                                                58,400.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "Delaware General Corporation Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

Article 9 of our Certificate of Incorporation, as amended, provides that "the directors shall have the authority to provide in the by-laws for the indemnification of directors and officers to the fullest extent permitted by law."

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

Article 8, Section 1 of our By-Laws provides:

"The Corporation shall indemnify any present or former officer or director of the Corporation or the personal representatives thereof, to the fullest extent permitted by the General Corporation Law."

We maintain insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.

ITEM 16. EXHIBITS.

This Registration Statement includes the following exhibits:

                                                                                Incorporation by Reference
                                                                       (where a report or registration statement is
                                                                          indicated below, that document has been
                                                                           previously filed with the SEC and the
Exhibit Number                                                             applicable exhibit is incorporated by
                                    Description                                     reference thereto)
     2.1           Purchase Agreement, dated October 24, 2005,        Exhibit 10 to our Form 8-K filed on October
                   by and among Infocrossing, Inc. and Level 3        25, 2005.
                   Financing, Inc.

     4.1           Asset Purchase Agreement, dated December 16,       Previously filed
                   2005, between Infocrossing, Inc., Soft Link
                   Solutions, Inc. and ETG, Inc.

     5.1           Opinion of Gibson Dunn & Crutcher, LLP with        Filed herewith.
                   respect to the legality of the securities
                   being registered hereunder.

     23.1          Consent of Ernst & Young LLP.                      Previously filed.

     23.2          Consent of KPMG LLP.                               Previously filed

     23.3          Consent of Gibson Dunn & Crutcher, LLP             Included in Exhibit 5.1 above

     24.1          Power of Attorney                                  Previously filed

ITEM 17. UNDERTAKINGS.

(1) The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and
     (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

         (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

         (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

         (iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3) The undersigned registrant hereby undertakes that for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leonia, State of New Jersey, on April 19, 2006.

                                      INFOCROSSING, INC.

                                      By:   /s/ William J. McHale
                                           --------------------------------
                                           William J. McHale
                                           Senior Vice President of Finance and
                                           Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



      *                Chairman of the Board of Directors and
--------------------   Chief Executive Officer                   April 19, 2006
Zach Lonstein

      *                Chief Financial Officer and Senior Vice
--------------------   President of Finance (Principal Financial
William J. McHale      Officer and Principal Accounting Officer) April 19, 2006


      *                Director                                  April 19, 2006
--------------------
Peter J. DaPuzzo

      *                Director                                  April 19, 2006
--------------------
Jeremiah M. Healy

      *                Director                                  April 19, 2006
--------------------
Kathleen A. Perone

      *                Director                                  April 19, 2006
--------------------
Robert B. Wallach

      *                Director                                  April 19, 2006
--------------------
Howard L. Waltman


* /s/ WILLIAM J. McHALE
-----------------------
William J. McHale
Attorney-in-fact
for each of the persons indicated

                                 EXHIBIT INDEX

Exhibit Number
                            Description
     5.1        Opinion of Gibson Dunn & Crutcher, LLP with   Filed herewith.
                respect to the legality of the securities being registered hereunder.

     23.3       Consent of Gibson Dunn & Crutcher, LLP        Included in
                                                              Exhibit 5.1 above